Exhibit 1.02

WILLBROS GROUP, INC.

Conflict Minerals Report

For the reporting period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (this “Report”), of Willbros Group, Inc. (the “Company,” “Willbros,” “we,” “us” or “our”), has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and Conflict Minerals are necessary to the functionality or production of those products.

Company’s Products Covered by this Report

This Report relates to products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2013.

These products, which we refer to in this Report collectively as the “Covered Products,” are the following:

Pump Stations	Process Heaters	Transfer Lines
Compressor Stations	Heater Coils	Skids
Product Storage Terminals	Riser Lines	Carbon Steel & Alloy Piping
Loading Facilities	Stacks

The Company’s Due Diligence Process

The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. The good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from scrap or recycled sources. The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals. The

Company’s due diligence measures were designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

The Company has adopted a policy (the “Company Policy”), incorporating the standards in the OECD Guidance. The Company Policy states that the Company supports the goal of ending violent conflict in the Covered Countries and is committed, and expects its suppliers to be committed, to responsible sourcing of Conflict Minerals. The Company Policy further states that the Company expects its suppliers to provide appropriate information and conduct appropriate due diligence to ensure that the Company complies with the Rule and that Conflict Minerals are sourced in a manner that results in products and materials that are “DRC Conflict Free.” Suppliers are directed to source Conflict Minerals only from refiners and smelters that are certified as being DRC Conflict Free and to require their direct and indirect suppliers to do the same. The Company Policy also states that the Company will evaluate suppliers on an ongoing basis for compliance with the Company Policy and if a supplier’s efforts are deemed deficient, the Company reserves the right to take any appropriate action, including terminating the relationship with the supplier.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

In order to determine if the Rule was applicable, the Company conducted an initial assessment of vendors and identified the vendors that manufacture and/or provide supplies or materials that could possibly contain Conflict Minerals. This was done by first assessing which materials are necessary to the functionality of the Company’s product; second, by identifying which of those supplies and materials are likely to be made with a Conflict Mineral or were a typical industry use of a Conflict Mineral; and lastly, by cross referencing and connecting those materials to suppliers.

The Company then assembled contact information for the relevant suppliers. A notice letter describing the Rule, the Company’s reporting requirements and the Company’s expectations was sent to all of these suppliers and vendors. This notification letter included links to reference materials, such as the EICC and GeSI Conflict Minerals Reporting Template (“Reporting Template”), and a training video.

Upon establishing a dialogue with suppliers, the Company set a time frame of three to four weeks for such suppliers to respond with the requested information. The Company initiated a monthly follow-up by telephone or email if the vendor did not respond or the response was incomplete.

As part of our system of controls, we implemented a mechanism to track communications with our suppliers. Communication logs were used as reminders to follow-up with vendors and to track progress in obtaining a satisfactory response from each such vendor.

Willbros reviewed supplier declarations, responses to follow-up inquiries, and smelter validations. Supplier responses included direct responses from immediate suppliers and indirect responses via the Reporting Template. In some instances, Willbros also contacted indirect suppliers.

As part of our due diligence efforts on the source and chain of custody of our covered minerals and whether the conflict minerals benefited armed groups, Willbros implemented a supply chain transparency system by using the Reporting Template that allows for the identification of the smelters and refiners in our mineral supply chain and implemented various communication strategies to establish a dialogue with non-responsive vendors. We then utilized internal and external information to corroborate answers.

Willbros requested that suppliers and vendors indicate on the Reporting Template their progress identifying smelter names and locations and to identify them from the list on the Reporting Template or add them if not included. Suppliers were also required to report on whether they have relevant policies or supplier due diligence procedures in place.

In some cases, we were able to identify commonly used manufacturers for certain components of our products. For example, almost all of the welding supplies we procure appear to come from one manufacturer, even though we have multiple distributors.

In instances where supplier responses were considered inadequate, we attempted to augment those responses by reviewing data sheets on the materials we procured to determine if a Conflict Mineral was in fact listed as an ingredient. Purchase orders were another internal source of information we utilized to conduct our due diligence efforts. If a supplier or manufacturer delineated an item which contained a Conflict Mineral, we reviewed purchase orders and cross referenced this information to see if we procured any of those items identified as containing a Conflict Mineral.

In order to assess the possible risk that a Conflict Mineral was used in financing or benefiting armed groups in any of the Covered Countries, once a processing smelter was identified, we reviewed whether the smelter’s status was independently certified as conflict free by an independent private sector audit of the smelter, such as the Conflict Free Smelter Program.

To date, only one manufacturer of control valves, an indirect supplier to Willbros, and one direct supplier of pressure vessels has noted that it sourced tin from the Covered Countries. Willbros looked at the material data sheets for the items it procured from this indirect manufacturer to see if any of them contained the tin originating from the Covered Countries. Although additional follow-ups were made with the vendor, Willbros was not able to confirm if tin was included. Willbros then reviewed information concerning the processing facility in the vendor’s supply chain known to source tin from the Covered Countries, Malaysia Smelting Corp (“MSC”). MSC was certified as DRC Conflict Free for the 2013 reporting year.

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below:

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID
Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	Allgemeine Gold- & Silberscheideanstalt	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	Argor Heraeus	Argor-Heraeus SA	SWITZERLAND	1CHE004
Gold	Asahi Pretec Corp koube koujyo	Asahi Pretec Corp	JAPAN	1JPN005
Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	1JPN073
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Tungsten	Allydne Powder Technologies	ATI Tungsten Materials	UNITED STATES	4USA001
Gold	Aurubis AG	Aurubis AG	GERMANY	1DEU007
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Boliden Mineral AB	Boliden AB	SWEDEN	1SWE009
Gold	Caridad	Caridad	MEXICO	1MEX010
Gold	Cendres & Métaux SA	Cendres & Métaux SA	SWITZERLAND	1CHE011
Gold	Central Bank of the DPR of Korea	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012
Tungsten	Xianglu Tungsten Industry Co. Ltd.	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002
Gold	Chimet SpA	Chimet SpA	ITALY	1ITA013
Tungsten	China Minmetals Corp	China Minmetals Nonferrous Metals Co Ltd	CHINA	4CHN003

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004
Gold	Chugai Mining	Chugai Mining	JAPAN	1JPN078
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Gold	Codelco	Codelco	CHILE	1CHL014
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019
Tin	Cookson	Cookson	UNITED STATES	2USA001
Tin	CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA	2IDN003
Tin	CV JusTindo	CV JusTindo	INDONESIA	2IDN004
Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	2IDN005
Tin	CV Nurjanah	CV Nurjanah	INDONESIA	2IDN006
Tin	CV Prima Timah Utama	CV Prima Timah Utama	INDONESIA	2IDN007
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	2IDN008
Tin	CV United Smelting	CV United Smelting	INDONESIA	2IDN009
Gold	Dowa Metals & Mining. Kosak Seiren	Dowa	JAPAN	1JPN015
Tantalum	Duoluoshan	Duoluoshan	CHINA	3CHN001
Tin	Complejo Metalurico Vinto S.A.	EM Vinto	BOLIVIA	2BOL010
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	3USA002
Tantalum	F&X Electro-Materials Limited	F&X	CHINA	3CHN003
Tin	Novosibirsk	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Tantalum	Gannon & Scott	Gannon & Scott	UNITED STATES	3USA004
Tungsten	Ganzhou Sinda W&Mo Co. Ltd.	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016
Tin	Gejiu Non-ferrous	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012
Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	2CHN011
Tantalum	Cabot Supermetals	Global Advanced Metals	UNITED STATES	3USA005
Tantalum	Global Advanced Metals	Global Advanced Metals	UNITED STATES	3USA005

Tungsten	Global Tungsten & Powders Corp	Global Tungsten & Powders Corp	UNITED STATES	4USA007
Tin	Gold Bell Group	Gold Bell Group	CHINA	2CHN013
Tantalum	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	3DEU006
Tungsten	HC Starck	H.C. Starck GmbH	GERMANY	3DEU006
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	1DEU017
Gold	Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	HONG KONG	1HKG019
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	3USA016
Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052
Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA	4CHN018
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	1TUR069
Gold	Japan Mint	Japan Mint	JAPAN	1JPN022
Tungsten	Japan New Metals Co Ltd	Japan New Metals Co Ltd	JAPAN	4JPN017
Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA	2CHN014
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tungsten	Jiangxi Tungsten Industry Co Ltd	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tantalum	Jiujiang Tanbre	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007
Gold	JM USA	Johnson Matthey Inc	UNITED STATES	1USA025
Gold	Johnson Matthey Limited	Johnson Matthey Limited	CANADA	1CAN024
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	JSC Uralectromed	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027

Gold	JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028
Tin	Kai Unita Trade Limited Liability Company	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN	1KAZ029
Tantalum	Kemet Blue Powder	Kemet Blue Powder	UNITED STATES	3USA010
Tantalum	Niotan	Kemet Blue Powder	UNITED STATES	3USA010
Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN	1JPN074
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Tin	Liuzhou China Tin	Liuzhou China Tin	CHINA	2CHN015
Gold	LS Nikko	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032
Tin	MSC	Malaysia Smelting Corp	MALAYSIA	2MYS016
TIn	Malaysia Smelting Corporation Berhad	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016
Gold	Materion Advanced Metals	Materion	UNITED STATES	1USA033
Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034
Tin	Metallo Chimique	Metallo Chimique	BELGIUM	2BEL017
Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	CHINA	1HKG036
Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	1CHE035
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	1USA037
Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Tin	Taboca	Mineração Taboca S.A.	BRAZIL	2BRA018
Tin	Minmetals Ganzhou Tin Co. Ltd.	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Minsur	Minsur	PERU	2PER019
Tungsten	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	1JPN039
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	3JPN008
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040

Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070
Gold	Navoi	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	1JPN071
Tantalum	Ningxia	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Gold	Ohio Precious Metals LLC.	Ohio Precious Metals	UNITED STATES	1USA043
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044
Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Tin	OMSA	OMSA	BOLIVIA	2BOL022
Gold	PAMP SA	PAMP SA	SWITZERLAND	1CHE045
Tantalum	Plansee	Plansee	AUSTRIA	3AUT011
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	2IDN023
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027
Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	2IDN028
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	2IDN032
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	2IDN034

Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Koba Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Refined Banka Tin	PT Refined Banka Tin	INDONESIA	2IDN038
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	2IDN039
Tin	CV DS Jaya Abadi	PT Stanindo Inti Perkasa	INDONESIA	2IDN040
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	2IDN049
Tin	Mentok	PT Timah	INDONESIA	2IDN042
Tin	PT Timah Nusantara	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	1CHE068
Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049
Tantalum	RFH	RFH	CHINA	3CHN017
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	1CAN050
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	1NLD051
Gold	SEMPSA Joyeria Plateria SA	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056
Tantalum	Solikamsk	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012
Gold	Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Gold	Tanaka Kikinzoku Kogyo k.k. syonan koujyo	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019
Tantalum	Telex	Telex	UNITED STATES	3USA018

Tin	Thailand Smelting and Refining Co. Ltd.	Thaisarco	THAILAND	2THA046
Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053
Gold	Tokuriki Tokyo Melters Assayers	Tokuriki Honten Co. Ltd	JAPAN	1JPN060
Tantalum	Ulba	Ulba	KAZAKHSTAN	3KAZ014
Gold	Umicore Brazil Ltd	Umicore Brasil Ltda	BRAZIL	1BRA061
Gold	Umicore Beligium	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062
Gold	United Precious Metal Refining Inc.	United Precious Metal Refining Inc.	UNITED STATES	1USA076
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	1CHE063
Gold	Perth Mint (Western Australia Mint)	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tungsten	Wolfram JSC	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tungsten	Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	CHINA	4CHN014
Gold	Xstrata	Xstrata Canada Corporation	CANADA	1CAN064
Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	1JPN077
Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA	2CHN047
Tin	Smelting Branch of Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA	2CHN048
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Tantalum	Zhuzhou Cemented Carbide Works Import and Export Co.	Zhuzhou Cement Carbide	CHINA	3CHN015
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015
Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA	1CHN066

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products; however, based on the information that has been obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals include the countries listed below:

AUSTRALIA	AUSTRIA	BELGIUM

BOLIVIA	BRAZIL	CANADA

CHILE	CHINA	DEMOCRATIC REPUBLIC OF CONGO

GERMANY	INDONESIA	ITALY

JAPAN	KAZAKHSTAN	KOREA, REPUBLIC OF

KYRGYZSTAN	MALAYSIA	MEXICO

NETHERLANDS	PERU	PHILIPPINES

RUSSIAN FEDERATION	RWANDA	SAUDI ARABIA

SOUTH AFRICA	SPAIN	SWEDEN

SWITZERLAND	TAIWAN	THAILAND

TURKEY	UGANDA	UNITED STATES

UZBEKISTAN	VIETNAM

The information provided above with respect to the countries of origin of the Conflict Minerals is based on the response of direct and indirect suppliers and manufacturers.

Improving Due Diligence

The Company expects to take the following additional steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

We have developed various communication strategies to encourage supplier responses, including follow-up emails and phone calls. This dialogue with the supplier will focus on the Company Policy and the importance of conflict minerals disclosures and the Company’s expectations. We are also exploring the possibility of offering training sessions intended to:

•	introduce the topic and explain the purpose of the Rule;

•	reinforce Company expectations; and

•	answer questions on how to complete the Reporting Template.